UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2015

INVIVO THERAPEUTICS HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-37350	36-4528166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square, Suite B14402

Cambridge, Massachusetts 02139

(Address of principal executive offices, including zip code)

(617) 863-5500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

On July 29, 2015, InVivo Therapeutics Holdings Corp. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with Cowen and Company, LLC (“Cowen”) to sell from time to time up to $50,000,000 shares of the Company’s common stock, par value $0.00001 per share, through an “at the market offering” program under which Cowen will act as sales agent.

Under the Sales Agreement, the Company will set the parameters for the sale of shares, including the number of shares to be issued, the time period during which sales are requested to be made, limitations on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made.  The Company has no obligation to sell any shares under the Sales Agreement, and may at any time suspend solicitation and offers under the Sales Agreement.  Subject to the terms and conditions of the Sales Agreement, Cowen may sell the common stock by methods deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on The NASDAQ Capital Market, on any other existing trading market for the common stock or to or through a market maker.  In addition, with the Company’s prior written approval, Cowen may also sell shares by any other method permitted by law, including in negotiated transactions.  Cowen will use commercially reasonable efforts in conducting such sales activities consistent with its normal trading and sales practices, applicable state and federal laws, rules and regulations, and the rules of The NASDAQ Stock Market.

The aggregate compensation payable to Cowen shall be equal to 3.0% of the gross proceeds from the sale of shares sold by Cowen pursuant to the Sales Agreement.  The Sales Agreement contains customary representations and warranties, covenants of each party, and conditions to the sale of any shares by Cowen thereunder.  Additionally, each party has agreed in the Sales Agreement to provide indemnification and contribution against certain liabilities, including liabilities under the Securities Act, subject to the terms of the Sales Agreement.

The Sales Agreement will terminate upon the earlier of (i) the issuance and sale of all of the shares through Cowen on the terms and conditions set forth in the Sales Agreement and (ii) termination of the Sales Agreement in accordance with its terms.  The Company may terminate the Sales Agreement for any reason upon ten days’ notice to Cowen.  Cowen may terminate the Sales Agreement for any reason upon ten days’ notice to the Company, or at any time under specified circumstances, including the occurrence of a material adverse change in the Company, due to the Company’s inability, refusal or failure to perform its obligations under the Sales Agreement (subject in certain circumstances to the Company’s right to cure), or the occurrence of any suspension or limitation on trading in the Shares or in securities generally on the NASDAQ Capital Market.  Under the terms of the Sales Agreement, the Company may also sell shares to Cowen acting as principal for Cowen’s own account at prices agreed upon at the time of sale.

The shares to be sold under the Sales Agreement, if any, will be issued and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-188573).  The Company filed a prospectus supplement dated July 29, 2015, with the Securities and Exchange Commission in connection with the offer and sale of the shares pursuant to the Sales Agreement.  This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.  The legal opinion of Greenberg Traurig, LLP relating to the shares of common stock being offered is filed herewith as Exhibit 5.1.

Item 9.01                   Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit
Number	Description

1.1	Sales Agreement, dated as of July 29, 2015, between InVivo Therapeutics Holdings Corp. and Cowen and Company, LLC

5.1	Opinion of Greenberg Traurig, LLP

23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InVivo Therapeutics Holdings Corp.

	By:	/s/ Tamara Joseph
Tamara Joseph
SVP, General Counsel & Chief
Compliance Officer

Date: July 29, 2015

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Sales Agreement, dated as of July 29, 2015, between InVivo Therapeutics Holdings Corp. and Cowen and Company, LLC

5.1	Opinion of Greenberg Traurig, LLP

23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)